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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

December 31, 2001


Board of Directors
New UnitedGlobalCom, Inc.
4643 South Ulster Street, #1300
Denver, Colorado 80237

Re:      New UnitedGlobalCom, Inc.
         Registration Statement on Form S-4

Ladies and Gentlemen:


As counsel for New UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Registration Statement"), that the Company is filing with the Securities and Exchange Commission with respect to the registration for issuance of 160,000,000 shares of Class A common stock, par value $0.01 per share ("Class A Common Stock"), pursuant to the Amended and Restated Agreement and Plan of Restructuring and Merger, dated as of December ___, 2001, among the Company, UnitedGlobalCom, Inc., Liberty Media Corporation, Liberty Media International, Inc., Liberty Global, Inc., United/New United Merger Sub, Inc. and certain individuals (the "Merger Agreement").

We have also examined the Company's Certificate of Incorporation, as amended, By-laws, as amended, the record of its corporate proceedings, the Merger Agreement and have made such other investigation as we have deemed necessary in order to express the opinion set forth below.

Based on such investigation, it is our opinion that when shares of the Class A Common Stock are issued in accordance with the terms of the Merger Agreement, such shares will be validly issued, fully paid and non-assessable.

We hereby consent to all references to us in the Registration Statement and all amendments to the Registration Statement. We further consent to the use of this opinion as an exhibit to the Registration Statement. We express no opinion as to any matters not expressly set forth herein.

HOLME ROBERTS & OWEN LLP



By:      /s/ Garth B. Jensen
   --------------------------------------------------
     Garth B. Jensen, Partner